EX-10.i.c
06/22/99                                                           Page 9 0f 10
                                   Initials: GRGI____________ RealTIME_________
                                             JOINT MARKETING AGREEMENT



         THIS JOINT MARKETING AGREEMENT is made this ____ day of June 1999, by and between Global Resources Group, Inc., (GRGI), a Nevada Corporation with offices at 100 Second Avenue North, Suite 200, St. Petersburg, Florida 33701, and RealTIME Media, Inc., (RTM), a Pennsylvania Corporation, with offices at 15 Haverford Station Road, Haverford, Pennsylvania 19041.

             WHEREAS, RTM is in the business of creating, developing, marketing, and managing programs and promotions which incorporate games, contests and sweepstakes on the Internet, and;

             WHEREAS, GRGI is in the business of creating, developing, and marketing promotions through the Internet and electronic retail networks, and;

             WHEREAS, GRGI and RTM have agreed to jointly develop and market internet and electronic promotions with a scratch off instant win prize component, to be called (the "Promotion"), pursuant to the terms and conditions of this Agreement. The parties, under the terms and conditions set forth herein, agree to distribute any profits as may be realized from sales to third parties, as described in Distribution Schedule A, attached hereto, and any future distribution schedules which are agreed to between the parties and incorporated hereto in the future. Such profits, if any, as may be realized shall be from the sale of the Promotions products through the internet and other such electronic networks as the parties may decide are mutually advantageous.

             NOW, THEREFORE, for good and sufficient consideration, GRGI and RTM, agree to enter into this Agreement, on the terms and conditions set forth herein, and by this reference hereby incorporate the above mentioned Recitals into the body of this Agreement:

1.       Purpose of the Joint Marketing Agreement:

This  Agreement  shall  be  for  the  purpose  of  developing  and  implementing
Promotions on the world wide web, online marketing operations and other electronic transaction networks whose purpose shall be to engage in all activities reasonably necessary to the greatest financial success that can be achieved from the online sales of the Promotion, or related products, which may be developed by the Parties. RTM agrees to provide technical, creative, and computer expertise in the development and implementation of the Promotions, through which users may learn about and purchase the services, or other Internet promotions and to employ RTM's patent pending Scratch and Win technology to instantly determine winners and prizes won (the "Instant-Win"). GRGI agrees to provide RTM with artwork, written promotional materials, and other items, which GRGI may possess and which may be required to fully develop the Promotion.

2.       Instant-Win:

The Promotion product offered for sale, by GRGI, will contain a "Scratch Off" graphical element, delivered to the purchaser's browser software at the time of their purchase of the product. The purchaser will use their computer's mouse to "Scratch Off" the topmost graphic image on the Promotion revealing the game results underneath. If the purchaser receives a game with the required number of


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matching  elements out of the total  elements on the game,  they are eligible to win that prize.

3.       Interest in the Joint Marketing Venture

A. Ownership of Assets. The parties agree (unless defined in a schedule agreed to by the parties, in writing, and incorporated at a future date to this Agreement) that RTM owns the assets specific to the Instant-Win technology. This includes, but is not limited to, the host computer server, and other hardware, software, programming language, HTML, copyrights, trademarks, patents, patents pending, and all other intellectual property specific to the development and implementation of any games, contests, sweepstakes, or any other incentive based promotional programs that RTM develops in behalf of the joint marketing Agreement. All computer software related to the implementation of the Scratch-Off portion of the Promotions, and the awarding or prizes, is the property of RTM.

B. Marketing of the Promotion. The parties agree that the marketing of the promotion is the responsibility of GRGI.

C. Third Party Profits. The parties agree that GRGI and RTM will share in the profits derived from the sale of RTM Promotions to third parties, as specified in Distribution Schedule "A" herein.

4.       Contributions to the Joint Marketing Agreement

A.       By GRGI

I. GRGI agrees to provide all necessary materials which may be required on a timely basis, including any logo artwork,
                  promotional   text  copy,   photographs,   and  other  similar
                  materials.

II. GRGI agrees to provide the tokens for the prizes and will handle the conversion to points for all token prizes won in the promotion via a designated URL to the exchange center at RTM.

B.       By RTM.

I. RTM agrees to contribute to Promotion and its operation the staff, Internet expertise, programming experience, and any equipment, which RTM determines, at their sole discretion, is necessary for the development and management of the Promotion.

II. RTM agrees to utilize their Promotion technology (patent pending), including the associated Java programming code and necessary files, to provide the Promotion site with an Instant-Win program..

III. RTM will invoice client and distribute any profits to GRGI which may result from the sale of the promotional games by RTM and GRGI according to Distribution Schedule A, attached hereto.

C.       By Both Parties:

I.                Both of the  parties  hereto  agree to exert  such  reasonable


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                  efforts as would be calculated to lead to the  achievement  of the maximum sales of  Promotional  product.  The parties agree
                  that  they  have  other  business   pursuits   independent  of
                  Promotion and there is no obligation under the terms of this Agreement that either party abandon such outside or other enterprises, or place the interests of Promotion ahead of such outside or other enterprises.

II. The Parties agree to evenly divide any and all additional direct costs that may be incurred to further promote the sale of the Promotional product, excluding token fulfillment, over the Internet, such additional costs requiring the approval of both parties.

5.       Representation of the Venture

A. Management shall be by RTM. RTM management shall perform the management of Promotion. The terms of this Agreement shall constitute written consent for the parties to undertake the actions addressed herein. No further consent shall be required in order for the parties to proceed as provided for herein.

B. Representation of the Venture. It is the intention of the parties hereto, that no representative is authorized to unilaterally commit the venture to any further obligations not defined herein without the written consent of both parties. Failure to respect these limitations by either party or authority shall be cause to terminate this Agreement by the aggrieved party after thirty (30) days notice, which shall provide the defaulting party with the opportunity to cure any such defaulting events.

6.       Advance Payment

The parties agree that in consideration for RTM agreeing to develop and market the promotion, GRGI will pay for the costs associated with the development, programming and management of the Promotion. The payment for the Promotion will be paid according to the terms and conditions as set forth in and specified in Distribution Schedule "A" defined herein and attached hereto. These payments are fees and development costs to RTM and are not part of the shared expenses of the parties.

7.       Late Payments

Any payment not made when due under the terms of this Agreement shall be considered a breach of this Agreement and shall be subject to any and all remedies available hereunder.

8.       Prizes Awarded

GRGI shall be responsible for fulfillment of all token prizes, including any and all cost, which are awarded under the Promotion program. Fulfillment of such prizes will be handled as defined in Schedule "B" attached hereto. RealTIME shall be responsible for fulfillment of all cash prizes according to Schedule "B".

9.       Early Termination

In the event that the parties  mutually  agree that the  Promotion  programs are


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unmarketable  or, after the exertion of reasonable  efforts by GRGI for a period of one hundred eighty (180) days (or such other period mutually agreed to by the parties) after the execution of this Agreement, then the agreement for the specific Promotion shall immediately terminate and any hardware or software developed for the Agreement, shall remain the property of RTM, unless otherwise agreed to by GRGI and RTM.

10.      An Exclusive Arrangement

The terms of the relationship between the parties will be mutually exclusive. RTM agrees not to enter into any other agreement to offer Instant-Win technology to or through any and all Virtual Internet Malls, excluding search engines or portals, as long as GRGI maintains gross revenues of Two Hundred Fifty Thousand ($250,000) annually with Fifty Percent (50%) yearly increases in gross revenue, and timely maintains any and all promotional token fulfillment obligations as determined by the rules of the Promotion. GRGI agrees not to sell Instant-Win technology, without prior approval of RTM, to any party, or through any party other than RTM. The mutual exclusivity of this Agreement will end immediately upon the termination of this Agreement.

11.      Ownership of the Database

The parties agree that title to any customer information database will be held jointly by GRGI and RTM and will not be licensed, sold or otherwise used commercially in anyway whatsoever that would exploit the rights or invade the privacy of the customer. However, the parties do agree that RTM or GRGI may use the Database at their sole discretion to further the marketing and sales efforts of their respective businesses. RTM shall maintain the Database at its principle place of business and agrees that GRGI will be furnished copies of the database, in the format utilized by RTM, on a monthly basis at no additional charge. Any costs for custom formatting or duplication of the Database at GRGI's request will be the sole responsibility of GRGI.

12.      Record Keeping and Reporting

A. Maintenance of Records. The parties agree that throughout the duration of this Agreement, RTM will keep and maintain full, clear and reasonable records of the activities of the sales of products through the Promotions.

B. Inspection and Storage of Records. These records shall be available for inspection at all reasonable times by the parties, or their authorized representatives. Copies of all such records and agreements shall be maintained at RTM's principle place of business or accessible storage facility, for two years from the date such records are created, irrespective of any intervening expiration or termination of this Agreement. The terms of this provision shall survive any termination or expiration of this Agreement.

13.      Indemnification of GRGI by RTM

A. It is agreed that RTM shall indemnify, defend and hold GRGI and its principals harmless from any and all damages, losses, liabilities, suits and expenses, including reasonable attorneys fees, which GRGI may incur due to RTM's actions or omissions under this Agreement.

B. RTM shall maintain, throughout the operation of the Promotion: (1) appropriate workers' compensation insurance for its employees as required


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     by applicable law; (2) comprehensive general liability insurance having (i)
     limits of at least One Million Dollars ($1,000,000) per occurrence with respect to each loss or claim involving the same act, failure to act or matter, whether made by one or more persons and regardless of the frequency of repetition. and (ii) limits of at least Two Million Dollars ($2,000,000) with respect to all such claims or losses; (3) a policy of errors and omissions liability insurance applicable to the operation of the Promotion, having (i) limits of at least One Million Dollars ($1,000,000) per occurrence with respect to each loss or claim involving the same offending act, failure to act, or matter whether made by one or more persons and regardless of the frequency of repetition; (ii) limits of at least Two Million Dollars ($2,000,000) with respect to all such claims or losses; and, (iii) a deductible of not more than Ten Thousand Dollars ($10,000) and insuring RTM against all liability assumed by RTM hereunder. GRGI shall be named as an additional insured under RTM's comprehensive liability, and errors and omissions liability insurance policies. Upon execution of this agreement RTM shall furnish GRGI with the usual certificates attesting to such insurance, outlining its term and limits, providing that it may not be canceled or altered without thirty (30) days prior written notice to GRGI.

14.      Indemnification of RTM by GRGI

A. It is agreed that GRGI shall indemnify, defend and hold RTM and its principals harmless from any and all damages, losses, liabilities, suits and expenses, including reasonable attorneys fees, which RTM may incur due to GRGI's actions or omissions under this Agreement.

B. GRGI shall be added to RTM's insurance policy, the cost of which will be paid by GRGI when due. RTM's insurance policy for GRGI shall maintain, throughout the operation of the Promotion: (1) appropriate workers' compensation insurance for its employees as required by applicable law; (2) comprehensive general liability insurance having (i) limits of at least One Million Dollars ($1,000,000) per occurrence with respect to each loss or claim involving the same act, failure to act or matter, whether made by one or more persons and regardless of the frequency of repetition. and (ii) limits of at least Two Million Dollars ($2,000,000) with respect to all such claims or losses; (3) a policy of errors and omissions liability insurance applicable to the operation of the Promotion, having (i) limits of at least One Million Dollars ($1,000,000) per occurrence with respect to each loss or claim involving the same offending act, failure to act, or matter whether made by one or more persons and regardless of the frequency of repetition; (ii) limits of at least Two Million Dollars ($2,000,000) with respect to all such claims or losses; and, (iii) a deductible of not more than Ten Thousand Dollars ($10,000) and insuring GRGI against all liability assumed by GRGI hereunder. RTM shall be named as an additional insured under GRGI's comprehensive liability, and errors and omissions liability insurance policies. Upon execution of this agreement GRGI shall furnish RTM with the usual certificates attesting to such insurance, outlining its term and limits, providing that it may not be canceled or altered without thirty (30) days prior written notice to RTM.

15.      Term and Termination

A. In General. This Agreement commences on the date of the last signature and shall remain in effect for Five (5) years, unless terminated earlier pursuant to the terms of this Agreement. However this Agreement will stay in force as long as RTM operates Promotional sites and GRGI continues to provide the promotion pursuant to paragraph "10" of the


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         agreement.  Either party may, at its option,  terminate  this Agreement if, after having given the other party written notice of the other party's failure to comply with any term of this Agreement said default is not cured within thirty (30) days after service of said written notification.

B. Termination Due to Insolvency. This Agreement may be terminated immediately in the event of either party's voluntary filing for insolvency. In the event of an involuntary filing or proceeding by or against either party seeking relief from creditors, the non-insolvent party may also terminate this Agreement, if such filing or action is not cured within a period of (sixty) 60 days from such filing.

C. Procedure Upon Termination. In the event of expiration or termination of this Agreement it is the intention of the parties hereto that the affairs of the venture be promptly wound up and the proceeds distributed as provided for herein.

16.      Further Actions

The parties agree that upon the request of the other, it will, from time to time, execute and deliver to such other party all such instruments and documents of further assurance or otherwise, and will do any and all other acts and things as may reasonably be required, to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereunder.

17.      Headings

The subject headings of the paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

18.      Entire Agreement

This Agreement embodies the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. The parties hereto, by mutual consent, may amend or modify this Agreement by written instrument.

19.      Waiver

No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver and no waiver shall be binding unless executed in writing by the party making the waiver.

20.      Parties in Interest

Nothing in this Agreement whether expressed or implied, is intended to confer upon any person other than the parties hereto, their respective shareholders, and their respective successors and assigns, any rights or remedies under or by reason of this Agreement. All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and permitted assigns of GRGI and RTM and their shareholders. There are no intended third party beneficiaries.



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21.      Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon the date of such service if served personally upon the party for whom it is intended or on the second business day after the date of the postmark if mailed, postage prepaid, to such party at its address as herein before shown, or as otherwise designated by such party in writing from time to time. Except as otherwise specifically provided herein, the contents of a fax transmission shall be deemed served the next business day from the date stamp shown on the transmission.

---------------------- ---------------------------------------------------------
Global Resources Group, Inc.                         RealTIME MEDIA Inc.
Vincent P. Murone                                    Chuck Seidman
100 Second Avenue N., Suite 200                      15 Haverford Station Road
St. Petersburg, FL 33701                             Haverford, PA 19041
Tel: 727-550-2442                                    Tel: 610-896-9400
Fax: 727-550-2446                                    Fax: 610-896-9416
E-mail: vince.murone@grgi.net                        E-mail: cseidman@prizes.com
---------------------- ---------------------------------------------------------
22.      Arbitration

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any dispute that cannot be resolved amicably shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in such place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

23.      Attorneys' Fees, Expenses and Costs

Any administrative expenses, expert, accounting or investigator fees, any statutorily awarded costs and all attorneys' fees reasonably incurred by either party in enforcing its rights under this Agreement against the other party shall be awarded to the prevailing party either as additional damages, or as statutorily awarded costs, and shall be paid by the defaulting party.

24.      Governing Law

This  Agreement   shall  be  governed  and  construed  under  the  laws  of  the
Commonwealth of Pennsylvania.

25.      Severability

If any provision of this Agreement shall be declared invalid, by statute or otherwise, then such provision shall be deemed automatically adjusted to conform within the requirements for validity declared at that time and, as so adjusted, shall be deemed a provision of this Agreement as if originally included herein. In the event the provision invalidated cannot be so adjusted, the provision shall he deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall not be affected thereby.

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26.      Force Majeure

No party to this Agreement shall be liable for damages arising from a delay in performance, or a failure to perform, caused by an accidents, fire, labor dispute, strike, riot, war, governmental regulation, acts of God or other causes over which the party has no control, or which the other party could not have been reasonably expected to avoid by the exercise of due care.

27.      Execution in Duplicate and by Counterparts:

This Agreement shall be executed in duplicate, each copy of which, when executed and delivered shall be an original, but all of the copies shall together constitute one and the same instrument The execution of this Agreement may be by way of several counterparts, all of which together shall constitute one agreement binding on all parties hereto. Telecopier transmission of an executed counterpart to the remaining parties shall be sufficient to fully bind the parties whose signatures are set forth on the transmission of said counterpart. In the event that Telecopier executes the counterparts, then the parties to this Agreement shall fully cooperate in arranging for ink signed original counterparts to be circulated and distributed among the parties forthwith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Global Resources Group, Inc.                            RealTIME Media, Inc.

By:                                                         By:
Its:                                                        Its:
Date:                                                       Date:




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           Distribution Schedule "A"                               Page 10 of 10
Project Name:                                                      Number:

I.       Payment of Advance

An initial fee for development of the Promotion site, will be paid by GRGI to RTM. Fees and payment for the site will be as follows:

1.       $15,000 payable upon execution of this Agreement
2.       $30,000 payable upon approval of the work schedule for the site
3.       $30,000 payable upon activation and acceptance of the site

II.      Distribution of Third Party Profits

Distribution of the profits from the sale of promotions to any third party shall be according to the following formula based on thirty cents ($.30) per impression, with a minimum of 100,000 plays per mall and a minimum of 25,000 plays per store in the mall:

1. Once the initial fee of $75,000 is paid to RTM, an equal amount of $75,000 will be paid to GRGI out of the next revenues from the sweepstakes as follows:

                  $.05 for tokens to GRGI
                  $.05 for prizes to RealTIME
                  $.20 until $75,000 received, then split between GRGI
                       and RealTIME.

2. A management fee of $5,000 per month will be paid to RTM regardless of sales of the promotion and shall be due on the first of the month beginning thirty (30) days from the completion of the development of the promotion.

3. The retail selling price of the promotion, LESS any costs for prizes, LESS any mutually agreed upon third party costs and charges which must be shared, including, but not limited to sales commissions, shall yield the GROSS PROFITS from such third party sales.

         GRGI and RTM shall then divide any such GROSS PROFITS based upon 50% to RTM and 50% to GRGI.

4. On a quarterly basis GRGI and RTM will reconcile all unused game plays that expired or the game has concluded due to its termination date. The unused games (known as breakage) value, based on sold cost will be divided based upon 50% to RTM and 50% to GRGI.

III.     Back-end Games

GRGI and RTM will divide back-end games based upon 50% to RTM and 50% to GRGI. Back-end games are where the customer has purchased a game for a one-time fee such as added membership for a group, a subscription, or acquiring a new customer(s). The cost for each game will be $0.10 with the remaining revenue per play split as identified.




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               Schedule "B"                                      Page 10 of 10
Fulfillment:

1. In the case of GRGI providing prepaid cards as a prize component within a promotion, RTM will transmit an electronic PIN number, provided by GRGI, to Purchasers to activate their products use. This PIN number will be sent to the Purchaser by e-mail at the same time as their Product is delivered to their Internet browser.

2. Prizes or free play requests will be fulfilled by RTM according to the complete official rules of the promotion.



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